Exhibit 21

                                            GALEY & LORD, INC.
                                      SUBSIDIARIES OF THE REGISTRANT


                   Subsidiary                                   Place of Incorporation
                   -----------                                  -----------------------

Galey & Lord Industries, Inc.                                         Delaware

G&L Service Company, North America, Inc.                              Delaware

Dimmit Industries, S.A. de C.V.                                       Mexico

Confecciones Alta Loma S.A. De C.V.                                   Mexico

Swift Textiles, Inc.                                                  Delaware

Swift Denim Services, Inc.                                            Delaware

Drummondville Services, Inc.                                          Canada

Dominion Textile International (Asia) Pte. Limited                    Singapore

Swift Textiles (Far East) Limited                                     Hong Kong

Dominion Textile International B.V.                                   Amsterdam (the Netherlands)

Domtex Industries (Far East) Limited                                  Hong Kong

Klopman International S.p.A.                                          Italy

Klopman GmbH                                                          Germany

Klopman A.G.                                                          Switzerland

Klopman Espana S.A.                                                   Spain

Klopman International Limited                                         Ireland

DT (USA) Exports Inc.                                                 Barbados
